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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 5, 1998

                        PAXSON COMMUNICATIONS CORPORATION
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             (Exact name of registrant as specified in its charter)

Delaware                      1-13452                        59-3212788
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(State or other             (Commission                      IRS Employer
jurisdiction of             File Number)                   Identification No.
incorporation)

          601 Clearwater Park Road, West Palm Beach, Florida 33401-6233
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                (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code:  (561) 659-4122
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                                       N/A
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(Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On June 5, 1998, the Registrant issued the following press release pursuant to Rule 135c of the Securities Act of 1933, as amended:

                   PAXSON COMMUNICATIONS CORPORATION COMPLETES
                   OFFERING OF $275 MILLION OF PREFERRED STOCK

WEST PALM BEACH, FL -- (June 5, 1998) -- Paxson Communications Corporation (AMEX
- PAX) announced that it has completed its offering of $200 million of 13 1/4% Cumulative Junior Exchangeable Preferred Stock and $75 million of 9 3/4% Series A Convertible Preferred Stock, together with warrants entitling the holders to purchase shares of Class A Common Stock of the Company. The securities were offered privately under Section 4(2), Rule 144A and Regulation S, have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. The Company has agreed to register the shares of 13 1/4% Cumulative Junior Exchangeable Preferred Stock under certain circumstances. The closing of the offering is expected to occur on June 10, 1998.

The 13 1/4% Cumulative Junior Exchangeable Preferred Stock will carry a cumulative dividend of 13 1/4% per annum, which may be paid in cash or in additional shares of 13 1/4% Cumulative Junior Exchangeable Preferred Stock, at the Company's option, will rank junior to all existing outstanding preferred stock of the Company and senior to the 9 3/4% Series A Convertible Preferred Stock, and will be exchangeable at the Company's option for debt instruments of the Company ranking on a parity with its outstanding senior subordinated notes and any other outstanding subordinated debt of the Company. The 9 3/4% Series A Convertible Preferred Stock will carry a cumulative dividend of 9 3/4%, which may be paid in cash or in additional shares of Series A Convertible Preferred Stock or in shares of Class A Common Stock having a market value equal to the amount of such dividend, will be convertible at the option of the holder into shares of Class A Common Stock of the Company at a conversion price of $16.00 per share, and will rank junior to all other existing classes of preferred stock of the Company. The warrants will entitle the holders thereof to purchase an aggregate of 240,000 shares of Class A Common Stock at an exercise price of $16.00 per share, and will be exercisable for a period of five years ending June 30, 2003.

The Company intends to use the offering proceeds to fund proposed acquisitions of additional television stations, complete the construction of certain new stations, upgrade certain of the Company's existing stations, fund the launch of PAX NET and for working capital purposes. Paxson Communications Corporation owns and operates the largest group of broadcast television stations in the United States. The Company commenced its television operations in early 1994 in anticipation of the deregulation of the broadcast industry and has expanded in response to federal regulatory changes that increased the number of broadcast television stations permitted under common ownership. Upon the completion of pending acquisitions, construction projects, divestitures and other transactions, the Company will have 78 owned, operated or affiliated stations in 76 U.S. markets containing over 72 million broadcast television households, or approximately 73% of all U.S. television households, and will be the only television broadcaster with full-power stations in all of the top 20 U.S. markets and in 43 of the top 50 U.S. markets.

This announcement shall not constitute an offer to sell or the solicitation of an offer to purchaser, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.


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THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS," WITHIN THE MEANING OF
FEDERAL SECURITIES LAWS, THAT INVOLVE RISKS AND UNCERTAINTIES. ALL STATEMENTS HEREIN, OTHER THAN THOSE CONSISTING SOLELY OF HISTORICAL FACTS, THAT ADDRESS ACTIVITIES, EVENTS OR DEVELOPMENTS THAT THE COMPANY EXPECTS OR ANTICIPATES WILL OR MAY OCCUR IN THE FUTURE, INCLUDING SUCH THINGS AS BUSINESS STRATEGY, MEASURES TO IMPLEMENT STRATEGY, COMPETITIVE STRENGTHS, GOALS, REFERENCES TO FUTURE SUCCESS AND OTHER EVENTS MAY BE FORWARD-LOOKING STATEMENTS. STATEMENTS HEREIN ARE BASED ON CERTAIN ASSUMPTIONS AND ANALYSIS MADE BY THE COMPANY IN LIGHT OF ITS EXPERIENCE AND ITS PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS AND POTENTIAL FUTURE DEVELOPMENTS, AS WELL AS OTHER FACTORS IT BELIEVES ARE APPROPRIATE IN THE CIRCUMSTANCES. HOWEVER, WHETHER ACTUAL RESULTS, EVENTS AND DEVELOPMENTS WILL CONFORM WITH THE COMPANY'S EXPECTATIONS IS SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES AND IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS AND DEVELOPMENTS TO DIFFER MATERIALLY FROM THOSE REFERENCED IN, CONTEMPLATED BY OR UNDERLYING ANY FORWARD-LOOKING STATEMENTS HEREIN, INCLUDING, AMONG OTHERS, THE CONTINUED DEVELOPMENT AND VIABILITY OF THE COMPANY'S TELEVISION OPERATIONS, THE COMPANY'S ABILITY TO MANAGE ITS GROWTH, THE COMPANY'S HIGH LEVEL OF INDEBTEDNESS, RESTRICTIONS IMPOSED ON THE COMPANY BY THE TERMS OF ITS INDEBTEDNESS AND PREFERRED STOCK, THE IMPACT OF GOVERNMENT REGULATIONS, INDUSTRY AND ECONOMIC CONDITIONS, COMPETITION, CHANGES IN OPERATING EXPENSES, INDUSTRY AND ECONOMIC CONDITIONS AND OTHER FACTORS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. CONSEQUENTLY, ALL FORWARD-LOOKING STATEMENTS MADE HEREIN ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND THERE CAN BE NO ASSURANCE THAT THE ACTUAL RESULTS, EVENTS OR DEVELOPMENTS REFERENCED HEREIN WILL OCCUR OR BE REALIZED.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PAXSON COMMUNICATIONS CORPORATION
                                            (Registrant)



                                            By: /s/ Arthur D. Tek
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                                                Arthur D. Tek
                                                Vice President, Treasurer and
                                                Chief Financial Officer



                                            Date: June 26, 1998